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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of The viaLink Company (formerly Applied Intelligence Group, Inc.) ("Company") on Form S-8's (File No. 333-30073, 333-47547, 333-22227, and 333-47549) of our
report dated February 22, 1999, on our audits of the consolidated financial statements of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-KSB.


PRICEWATERHOUSECOOPERS LLP
Oklahoma City, Oklahoma
March 4, 1999